UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 09, 2023

QuantumScape Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39345	85-0796578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 Technology Drive
San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 452-2000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	QS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 25, 2020, the stockholders of QuantumScape Corporation (the “Company”, then known as Kensington Capital Acquisition Corp.), voted at a special meeting of stockholders (the “Special Meeting”) to approve certain matters relating to the business combination in which the Company acquired QuantumScape Battery, Inc. (the “Business Combination”). Among these matters was a proposal to amend the Company's then-effective Amended and Restated Certificate of Incorporation dated June 25, 2020, to, among other things, (i) increase the total number of authorized shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), from 100,000,000 shares to 1,000,000,000 shares, of Class B common stock, par value $0.0001 per share (the “Class B common stock”), from 10,000,000 shares to 250,000,000 shares, and of shares of preferred stock, par value $0.0001 per share (the “Share Increase Amendment”), and (ii) opt out of the separate class voting requirements of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) with respect to the adoption of future charter amendments that increase or decrease “the number of authorized shares of common stock or any class or series thereof,” but preserves the right to a separate class vote of the Class B common stock for increases or decreases in the number of authorized shares of Class B common stock (the “Opt-Out Amendment” and, together with the Share Increase Amendment, the “Charter Amendments”).

The Charter Amendments were approved by a majority of the shares of the Company's Class A common stock and Class B common stock, voting as a single class, that were outstanding as of the record date for the Special Meeting. At the Special Meeting, the stockholders also voted to approve the Business Combination and, on that same date, the Company filed its amended and restated certificate of incorporation (the "Charter") with the Delaware Secretary of State. In connection with the closing of the Business Combination, the Company issued shares of Class A common stock and Class B common stock in reliance on the Charter Amendments. Since the closing of the Business Combination, the Company has issued additional shares of Class A common stock in connection with a stock offering, a private financing, and in connection with equity compensation plans.

A recent ruling by the Court of Chancery introduces uncertainty as to whether Section 242(b)(2) of the DGCL would have required the Charter Amendments to be approved by a separate vote of the majority of the Company's then-outstanding shares of Class A common stock.

In light of the recent Court of Chancery decision, on February 9, 2023, the Company filed a petition in the Court of Chancery pursuant to Section 205 of the DGCL seeking validation of the filing and effectiveness of the Charter implementing the Charter Amendments and the shares and securities issued in reliance on the Charter Amendments to resolve any uncertainty with respect to those matters. Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts after considering a variety of factors.

If the Company is not successful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization resulting from the Court of Chancery’s ruling referenced above could have a material adverse impact on the Company, including on the Company’s ability to regularly access the capital markets to fund its ongoing business and financial needss or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved. This uncertainty could impair the Company’s ability to raise additional capital, execute its business plan, and attract and retain employees, management and directors, and could adversely affect its commercial relationships.

Forward-Looking Statements

Certain information in this Current Report on Form 8-K may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s expectations regarding the outcome or the timing of the Section 205 proceeding described above. If the Company is unsuccessful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization could limit its ability to complete equity or debt financing transactions or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved and have a material adverse impact on the Company. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the Company's actual results to differ materially from the expected results. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuantumScape Corporation

Date:	February 9, 2023	By:	/s/ Michael McCarthy
Name: Michael McCarthy Title: Chief Legal Officer and Head of Corporate Development